Execution Copy

                                VOTING AGREEMENT

         This Voting Agreement ("Agreement") is entered into this September 13, 1999, by and among Portec, Inc., a Delaware corporation ("Parent"), Hornett Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and the persons identified on the signature page hereto (each individually a "Stockholder" and collectively the "Stockholders") in their capacity as stockholders of NDC Automation, Inc., a Delaware corporation (the "Company").

                                    RECITALS


         A. The Company, Parent and Purchaser are entering into an Agreement and Plan of Merger, dated Setember 13, 1999 providing for the merger (the "Merger") of Purchaser with and into the Company with the Company as the surviving entity (the "Merger Agreement"). Capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement;

         B. In connection with the Merger Agreement, the Board of Directors of the Company has approved and recommended adoption of the Merger Agreement to the stockholders of the Company;

         C. Each Stockholder is as of the date hereof the record and beneficial owner of the number of shares of common stock, $.01 par value, of the Company set forth below his name on the signature page hereto (collectively, the "Shares");

         D. Approval and adoption of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger; and

         E. As a condition to their entering into the Merger Agreement, Parent and Purchaser have required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

                                   AGREEMENTS

         Now, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. Agreement to Vote and Restrictions on Dispositions. Each Stockholder hereby agrees as follows:

         (a) Each Stockholder hereby agrees to attend any stockholders' meeting of the Company, in person or by proxy, and to vote (or cause to be voted) all Shares, and any other voting securities of the Company, whether issued heretofore or hereafter, that each Stockholder owns or has the right to vote, for approval and adoption of the Merger Agreement and the transactions contemplated thereby, such agreement to vote to apply also to any adjournment of the stockholders' meeting of the Company. Each Stockholder agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement. Each Stockholder further agrees to waive any dissenters rights, appraisal rights or similar rights in connection with the Merger.

         (b) Each Stockholder hereby agrees that, without the prior written consent of Parent and Purchaser, each Stockholder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, grant an option for or otherwise transfer or dispose of any Shares and any other voting securities of the Company that each Stockholder owns beneficially or otherwise. Each Stockholder agrees that Parent or Purchaser may instruct the Company to enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Shares against the transfer of Shares and any other voting securities of the Company that each Stockholder owns beneficially or otherwise. If requested by Parent or Purchaser, each Stockholder agrees to surrender or cause to be surrendered to the transfer agent(s) and registrar(s) of the Shares certificates representing Shares registered in the name of each Stockholder, in exchange for certificates representing Shares containing a legend to the effect of the following:

         The shares represented by this certificate are subject to restrictions on transfer and disposition as set forth in the Voting Agreement dated September 13, 1999, by and among Parent, Purchaser and Stockholder. A copy of such agreement may be obtained from the Secretary of the Company.

         Upon the termination of this Agreement pursuant to Section 5 hereof, each Stockholder shall have the right to unilaterally instruct the transfer agent(s) and registrar(s) of the Shares to deliver to each Stockholder certificates representing Shares registered in the name of such Stockholder and not bearing the foregoing legend in exchange for certificates representing Shares registered in the name of such Stockholder and bearing such legend.

         (c) Each Stockholder agrees to vote (or cause to be voted) all Shares, and any other voting securities of the Company, owned by such Stockholder whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any Acquisition Proposal (as defined in the Merger Agreement) which is not endorsed in writing by Parent and Purchaser and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to Parent's or Purchaser's obligations under the Merger Agreement not being fulfilled.

         (d) Each Stockholder agrees not to and to cause any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent of such Stockholder not to, directly or indirectly, or through any person, (i) solicit, initiate, or encourage (including by way of furnishing or otherwise providing access to nonpublic information) any Acquisition Proposal or (ii) participate in any substantive discussions or negotiations relating to any

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

Acquisition Proposal (or any inquiry relating to an Acquisition Proposal) or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; provided, however, if the Company or the Board takes any action with respect to an unsolicted Acquisition Proposal as permitted by Section 4.7(a) of the Merger Agreement, nothing contained herein shall prohibit any Stockholder from discussing with the person or entity who made such unsolicited Acquisition Proposal the Stockholder's willingness to consent to a Superior Proposal under that certain Amended and Restated Master License Agreement dated as of December 1, 1995 between the Company and Netzler et Dahlgren Co. AB, a limited liability Swedish Corporation. Nothing contained herein shall be construed to limit or otherwise affect any Affiliate or representative of any Stockholder who shall serve as a director of the Company from taking any action permitted by Section
4.7 or Section 4.8 of the Merger Agreement in his or her capacity as such director.

         (e) Each Stockholder agrees to promptly notify Parent and Purchaser in writing of the nature and amount of any acquisition by such Stockholder after the date hereof of any voting securities of the Company.

         2. Representations and Warranties of Each Stockholder. Each Stockholder represents and warrants to Parent and Purchaser as follows:

         (a) Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         (b) This Agreement has been duly executed and delivered by each Stockholder, and assuming the due authorization, execution and delivery of this Agreement by Parent and Purchaser, this Agreement constitutes the valid and legally binding obligation of each Stockholder enforceable against each Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors' rights and general principles of equity.

         (c) The Shares are the only voting securities of the Company owned (beneficially or of record) by each Stockholder and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than (i) shares pledged as margin stock and (ii) shares that were granted pursuant to restricted share awards and have not yet vested. Each Stockholder has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Shares.

         (d) The execution and delivery of this Agreement by each Stockholder does not (i) conflict with or violate any agreement, order, judgment or decision or other instrument binding upon him, nor require any consent, notification, regulatory filing or approval, (ii) to such Stockholder's knowledge, conflict with or violate any law, rule or regulation or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default)

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

under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by each Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares owned by such Stockholder are bound or affected.

         (f) Each Stockholder is not engaged in any activities, discussions or negotiations with respect to any Acquisition Proposal.

         3. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         4. Representations and Warranties of Parent and Purchaser. Each of Parent and Purchaser represents and warrants to the Stockholders as follows:

         (a) Each of this Agreement, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement has been approved by the Board of Directors of each of Parent and Purchaser.

         (b) Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of each of Parent and Purchaser and, assuming the due authorization, execution and delivery of this Agreement by each Stockholder and the Merger Agreement by the Company, each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of each of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors' rights generally and general principles of equity.

         5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the termination of the Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any knowing and material breach by either party of its obligations hereunder hereto, neither party shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Merger.

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

         6. Covenants of Stockholder Not to Enter Into Inconsistent Agreements. Each Stockholder hereby agrees that, except as contemplated by this Agreement and the Merger Agreement, each Stockholder shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

         7. Miscellaneous.

         a. Notices, Etc. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile or by nationally recognized overnight courier. Notices delivered by hand, by facsimile or by nationally recognized overnight courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day); provided, however, that a notice delivered by facsimile shall only be effective if and when confirmation is received of receipt of the facsimile at the number provided in this Section 7(a). All notices shall be addressed as follows:

                  If to any Stockholder:

                       Netzler & Dahlgren Co. AB
                       SE-430 40 Saro
                       Sweden
                       Attention: Dr. Goran Netzler
                       Fax: 011-46-31-93-81-00

                  If to Parent or Purchaser:

                       c/o Code Hennesy & Simmons
                       10 South Wacker Drive
                       Suite 3175
                       Chicago, Illinois 60606
                       Attention: Thomas J. Formolo
                       Fax: (312) 876-3854

                  with a copy to:

                       Altheimer & Gray
                       10 South Wacker Drive, Suite 4000
                       Chicago, Illinois  60606
                       Attention: Mark T. Kindelin
                       Fax:  (312) 715-4800

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 7(a).

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

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Parent, Purchaser and each Stockholder.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Merger Agreement) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Merger Agreement.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages would not be an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

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

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         k. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         l. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         m. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.


                               [Signatures Follow]

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

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                /s/GORAN NETZLER /s/JAN JUTANDER
                                ------------------------------------
                                Name NDC, NETZLER & DAHLGREN CO AB
                                Number of Shares: 550,000


                                /s/GORAN NETZLER
                                ------------------------------------
                                Name GORAN NETZLER
                                Number of Shares: 200,640


                                /s/ANDERS DAHLGREN
                                ------------------------------------
                                Name ANDERS DAHLGREN
                                Number of Shares: 200,640


                                /s/ARNE NILSSON
                                ------------------------------------
                                Name ARNE NILSSON
                                Number of Shares: 200,640


                                /s/JAN JUTANDER
                                ------------------------------------
                                Name JAN JUTANDER
                                Number of Shares: 200,640


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


                                PARENT:

                                PORTEC, INC.


                                By: /s/Laurence J. Weber
                                   --------------------------
                                      Name: Laurence J. Weber
                                      Its: PRESIDENT

                                PURCHASER:


                                HORNETT ACQUISITION CORP.


                                By: /s/Marcus George
                                   --------------------------
                                      Name: Marcus George
                                      Its: VICE PRESIDENT


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